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                                                                    EXHIBIT 99.4
                                                              FORM OF PROXY CARD


                           HALTER MARINE GROUP, INC.
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                               OCTOBER 28, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), hereby appoints Rick S. Rees and Kenneth W. Lewis, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Halter Marine that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Halter Marine to be held on Thursday, October 28, 1999, at 10:00 a.m. local time, at the Great Southern Club, One Hancock Plaza, Harbor View Room, Gulfport, Mississippi 39501, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the joint proxy statement/prospectus dated September 27, 1999:

(1) Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 1, 1999, as amended, between Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), and Halter Marine, relating to the merger of Halter Marine with and into Friede Goldman, with Friede Goldman surviving the merger; and

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                  (Continued and to be signed on other side)



                         (Continued from other side.)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the joint proxy statement/ prospectus dated September 27, 1999, is hereby acknowledged.





                                                  ------------------------------

                                                  ------------------------------
                                                    Signature of Stockholder(s)

                                                  Please sign your name exactly
                                                  as it appears hereon. Joint
                                                  owners must each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title as it appears
                                                  thereon.

                                                   Date: _________________, 1999


        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

                                EX 99.4 - Page 1